SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

|X|   Preliminary Information Statement.

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2).

|_|   Definitive Information Statement

                          Commission File No. 000-30294


                               DIALOG GROUP, INC.
                         ----------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11. (1) Title of each class of securities to which the transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of the transaction: Total proposed maximum aggregate value of the transaction: (5) Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form Schedule or Registration No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                Dialog Group, Inc

                             ----------------------

                            Notice of Special Meeting

                  2:00 O'clock PM, Thursday September 28, 2006

                      ------------------------------------

      Please take notice that a Special Meeting of the holders of the Common Stock and the Class B and B-1, and Class E Preferred Stock of Dialog Group, Inc, (the "Company") shall be held at the Offices of the Company 257 Park Avenue South, 12th Floor New York, New York 10010 at two o'clock, PM on the 28th day of September 2006 to consider all of the following:

      1.    Authorize the sale of most of the Company's Assets


      2.    Any other business as may properly come before the meeting.

      No proxies will be solicited by the Company's management in connection with this meeting.

                                                     Respectfully submitted,

                                                     Mark Alan Siegel
                                                     Secretary of the Company

                               Dialog Group, Inc.

                             ----------------------

                              INFORMATION STATEMENT
                         Special Meeting of Stockholders
                         to be held September 28th, 2006

                             ----------------------

This Information Statement is furnished by Dialog Group, Inc. (the "Company") in connection with the Company's Special Meeting of Stockholders to be held on September 28, 2006 at 2:00 P.M. at the Company's offices, 257 Park Avenue South (Twelfth Floor Conference Room), New York, New York. This Information Statement was first mailed to holders of Class B and B-1, and Class E Preferred and Common Stock on or about September 14, 2006. The mailing address of the Company's executive office is 257 Park Avenue South, New York, NY 10010. The telephone number is 212.254.1917.

Outstanding Voting Securities and Voting Rights

The Board of Directors fixed the close of business on September 11th, 2006 as the record date for determining the stockholders eligible to vote at the meeting. As of the record date, the Company had outstanding 49,332 and 256,526 shares, respectively of its B and B-1 Preferred Stock, 99.5 shares of its Class E Preferred Stock, and 1,984,828* shares of its Common Stock. The holder of each share of the Class B and B-1 Preferred Stock is entitled to one vote per share. The holder of each share of Class E Preferred Stock is entitled to 10,000 votes. The holder of each share of Common Stock is entitled to one vote per share.

You may vote your shares either by attending the meeting or submitting a written consent in lieu of a meeting indicating how you cast your vote on any question scheduled to come before the Annual Meeting. The Company will not provide any consent form to you. Any written consent you may submit is solely for your convenience and does not appoint or authorize anyone to vote on your behalf. This is not a solicitation to send a proxy appointing anyone to vote on your behalf, which will not be accepted if submitted.

The number of shares held by investors who are present or who have submitted a written consent will determine the presence of a quorum.


                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy



----------
* Does not include approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed.

                            Introduction and Summary

      The purpose of this Special Meeting is to approve the sale of all of the Company's working assets to an unrelated company for One Million Nine Hundred Thousand Dollars. The Board of Directors has unanimously approved this sale.

      o     The Purchase Price is $1,900,000.
      o All of the Company's working assets, including its equipment, intangibles, work in progress, telephone numbers and web addresses, intellectual property and trade names.
      o     The Company will be relieved of its lease obligations.
      o     The Company will retain its accounts receivable.
      o The Company will be barred for three years from employing any of its current employees or contractors used in the current business.
      o The company will use the proceeds of the sale for the following purposes:
            o     $200,000 to pay off the bridge loan.
            o     $551,000 to pay an existing secured creditor.
            o     $186,000 to settle bank overdrafts
            o $553,000 to settle past due salary, payroll taxes, and retirement contributions.
            o     $73,000 to pay a deposit from another purchaser.
            o     $172,000 to pay past due rent and credit cards
      o The balance of the funds will be used for general corporate overhead while the Company seeks new acquisitions.

General

      Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services as well as a creative services support.

      DGI has two operating segments, Data Services, including Online Services and Communications Services. Data Services (New York and Sunrise) offers its customers Data, Data Compiling, Appending and Verification, List Management, Broker and Direct Client services. Communications Services (New York) offers its clients Creative, Strategy, Customer Relationship Management, Website Development, and Account Services.

Agenda Item 1     Approval of Sale to Redi-Mail

      On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason. Prior to the execution of the agreement, there was no material relationship between either party and the other or the other's affiliates.

      Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGG), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed sale of assets.

      Also, on August 31, 2006, Dialog Marketing Services lent DGI $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. The debt is secured by the pledge of the Company's assets, including its databases.

      The affirmative vote or consent of the holders of more than half of the votes cast by all outstanding shares of stock is necessary for the approval of this amendment. As there are a total of about 3, 103,000 potential votes, about 1,552,000 will be needed to approve the proposed sale. The directors, who own, directly or indirectly, shares casting approximately 1,120,000 votes, and Cindy Lanzendoen, and Mark Alan Siegel, who collectively control, directly or indirectly, almost 375,000 votes have informed the Company that they intend to vote in the affirmative.

      The board of directors has reviewed this proposed sale, and all the directors recommend it to the shareholders as in the best interests of the Company.

      No Dissenter's Rights

      Under the Delaware General Corporation Law, stockholders are not entitled to dissenter's rights with respect to the sale of the assets, and Dialog Group's documents do not independently provide stockholders with any such right.

Interest of Related Parties in this Transaction

      As a condition of closing, the Purchaser has required that two officers and directors, Peter V. DeCrescenzo and Vincent DeCrescenzo, Sr., the Chief Executive Officer and the Chief Financial Officer respectively, sign employment. agreements with the Purchaser. The levels of compensation provided in the agreements is less than the amounts provided in their present employment agreements.

      Peter DeCrescenzo's contract extends through March, 2009 and provides for a base compensation of $150,000 per year with increases eventually reaching $250,000 if the executive performs successfully for the Purchaser. The agreement also provides for bounces of up to $75,000 for successful performance as defined in the agreement. In addition, if certain sales and results targets are met, Mr. DeCrescenzo could receive an equity interest of up to 10% of the purchaser.

      Vincent DeCrescenzo Sr.'s agreement is identical except that the salary commences at $95,000 and does not provide for increase or bonuses. In addition, the maximum amount that he may receive in Purchaser equity is two and one-half percent.


            UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF
                               DIALOG GROUP, INC.

      The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are derived from the historical financial statements of the DGI as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

      The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets as if it had occurred on June 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 gives effect to the sale of assets as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 gives effect to the sale of assets as if it had occurred on January 1, 2005.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and related notes of the DGI and its "Plan of Operation" contained in the DGI's Form 10-KSB/A filed on July 28, 2006. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of the DGI that would have been reported had the asset sale been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the asset sale.

                                                   Dialog Group, Inc.
                                     Proforma Condensed Consolidated Balance Sheet
                                                       Unaudited

                                                                                                            Pro Forma
                                                                     June 30,          Pro Forma             June 30,
                                                                       2006            Adjustments             2006
                                                                   -------------      -----------------------------------
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                           $       -     a       200,000            $ 366,040
                                                                                    d     1,900,000
                                                                                    e    (1,733,960)
  Accounts receivable (net)                                             357,226                                  357,226
  Notes receivable, current portion                                      43,703                                   43,703
  Prepaid expenses and other current assets                              68,205     f       (68,205)                   -
                                                                   -------------                          ---------------
     Total current assets                                               469,134                                  766,969
                                                                   -------------                          ---------------

PROPERTY AND EQUIPMENT, NET                                              22,086     d       (22,086)                   -
                                                                   -------------                          ---------------

OTHER ASSETS:
  Data assets (net)                                                     226,062     d      (226,062)                   -
  Website (net)                                                          39,917     d       (39,917)                   -
  Security deposits                                                      55,080     d       (55,080)                   -
  Notes receivable (net)                                                111,297                                  111,297
                                                                   -------------                          ---------------
    Total other assets                                                  432,356                                  111,297
                                                                   -------------                          ---------------

TOTAL ASSETS                                                          $ 923,576                                $ 878,266
                                                                   =============                          ===============


               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft                                                      $ 186,311     e      (186,311)                 $ -
  Accounts payable                                                    1,357,493     e      (171,858)           1,185,635
  Accrued expenses                                                    1,139,173     e      (552,689)             586,484
  Deferred revenue                                                      243,827                                  243,827
  Due to officer                                                         73,102     e       (73,102)                   -
  Pearl Street Holdings convertible note - related party              1,105,000                                1,105,000
  Current notes and loans payable                                       265,688     a       200,000               46,219
                                                                                    e      (219,469)
                                                                                    e      (200,000)
  Convertible notes - related parties                                   244,045                                  244,045
  Other current liabilities                                              47,300                                   47,300
                                                                   -------------                          ---------------
     Total current liabilities                                        4,661,939                                3,458,510
                                                                   -------------                          ---------------

LONG TERM DEBT
  Convertible debentures                                                479,778                                  479,778
  Loan payable - Commadore                                              330,531     e      (330,531)                   -
                                                                   -------------                          ---------------
     Total long term debt                                               810,309                                  479,778
                                                                   -------------                          ---------------

STOCKHOLDERS' DEFICIENCY:
  Preferred stock, $.001 par value; 1,500,000 authorized                    306                                      306
       Class B, 305,858 shares issued and outstanding
       Class E, 200 shares authorized,
         99.5  shares issued and outstanding
  Common stock, $.001 par value, 200,000,000 shares authorized;         198,483                                  198,483
      198,482,755 shares issued and outstanding
  Additional paid-in-capital                                          8,022,757                                8,022,757
  Accumulated deficit                                               (12,770,218)    d     1,556,855          (11,281,568)
                                                                                    f       (68,205)
                                                                   -------------                          ---------------
Total stockholders' deficiency                                       (4,548,672)                              (3,060,022)
                                                                   -------------                          ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                        $ 923,576                                $ 878,266
                                                                   =============                          ===============

                                                  Dialog Group, Inc.
                               Proforma Condensed Consolidated Statement of Operations
                                                     (Unaudited)

                                                                                                          Pro Forma
                                                              Year ended                                 Year ended
                                                             December 31,          Pro Forma            December 31,
                                                                  2005             Adjustments               2005
                                                            ----------------      -------------------------------------
REVENUES                                                        $ 6,722,703     h     (6,722,703)        $           -

COST OF REVENUES                                                  3,150,128     h     (3,150,128)                    -
                                                            ----------------                           ----------------

GROSS PROFIT                                                      3,572,575                                          -

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      5,169,803     h     (2,167,508)            3,002,295
                                                            ----------------                           ----------------


LOSS FROM OPERATIONS                                             (1,597,228)                                (3,002,295)
                                                            ----------------                           ----------------

OTHER INCOME (EXPENSES):

   Interest expense                                                (274,634)    c         (8,000)             (222,634)
                                                                                h         60,000
   Other expense                                                     (8,816)                                    (8,816)
   Gain on sale of assets                                                 -     d      1,077,876             1,077,876
                                                            ----------------                           ----------------

      Total Other Income (Expenses)                                (283,450)                                   846,426
                                                            ----------------                           ----------------

LOSS FROM CONTINUING OPERATIONS                                  (1,880,678)                                (2,155,869)
                                                            ----------------                           ----------------

INACTIVE AND DISCONTINUED OPERATIONS
   Income (Loss) from inactive operations                              (290)                                      (290)
   Income (loss) from operations of discontinued operations        (637,804)                                  (637,804)
   Gain on disposal of discontinued operations                      736,815                                    736,815
                                                            ----------------                           ----------------
      Total Gain from discontinued operations                        98,721                                     98,721
                                                            ----------------                           ----------------

NET LOSS                                                       $ (1,781,957)                              $ (2,057,148)
                                                            ================                           ================

LOSS PER SHARE, BASIC AND DILUTED ON NET LOSS
FROM CONTINUING OPERATIONS                                         $ (0.013)                                  $ (0.014)
                                                            ================                           ================

LOSS PER SHARE ON DISCONTINUED OPERATIONS, BASIC AND DILUTED       $ 0.001                                    $ 0.001
                                                                   ========                                   =======

NET LOSS PER SHARE, BASIC AND DILUTED                              $ (0.012)                                  $ (0.013)
                                                                   =========                                  =========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED                                               149,782,653                                149,782,653
                                                            ================                           ================

                                                    Dialog Group, Inc.
                                 Proforma Condensed Consolidated Statement of Operations
                                                       (Unaudited)

                                                                                                              Pro Forma
                                                                 Six Months                                  Six Months
                                                               Ended June 30,         Pro Forma            Ended June 30,
                                                                    2006              Adjustments               2006
                                                             -------------------     ----------------      ----------------

REVENUES                                                             $1,902,353    g      (1,902,353)                    -

COST OF REVENUES                                                        641,987    g        (641,987)                    -
                                                             -------------------                           ----------------

GROSS PROFIT                                                          1,260,366                                          -

OPERATING EXPENSES
  Selling, general and administrative expenses                        1,827,859    g        (791,570)            1,036,289
                                                             -------------------                           ----------------

LOSS FROM OPERATIONS                                                   (567,493)                                (1,036,289)

OTHER INCOME (EXPENSES)
  Interest income                                                         9,938                                      9,938
  Interest expense                                                     (157,606)   b          (4,000)             (131,606)
                                                                                   g          30,000
  Gain on sale of assets                                                      -    d       1,320,841             1,320,841
                                                             -------------------                           ----------------

Net Other Income (Expenses)                                            (147,668)                                 1,199,173
                                                             -------------------                           ----------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                               (715,161)                                   162,884

INACTIVE & DISCONTINUED OPERATIONS
  Income from discontinued operations                                   210,894                                    210,894
                                                             -------------------                           ----------------
NET (LOSS) INCOME                                                    $ (504,267)                                 $ 373,778
                                                             ===================                           ================

(LOSS)/EARNINGS/ PER SHARE, BASIC AND DILUTED ON NET (LOSS)/INCOME
FROM CONTINUING OPERATIONS                                              ($0.002)                                    $0.002

EARNINGS PER SHARE ON DISCONTINUED OPERATIONS, BASIC AND DILUTED         $0.001                                     $0.001
                                                             -------------------                           ----------------

NET (LOSS)/EARNINGS PER SHARE, BASIC AND DILUTED                        ($0.001)                                    $0.003
                                                             ===================                           ================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED                                                   198,482,755                                198,482,755
                                                             ===================                           ================

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF DIALOG
                                  GROUP, INC.

Note 1. Basis of presentation

      On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason. Prior to the execution of the agreement, there was no material relationship between either party and the other or the other's affiliates. Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGG), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed sale of assets.

      Also, on August 31, 2006, Dialog Marketing Services has lent the DGI $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. The debt is secured by the pledge of the Company's assets, including its databases.

      The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 are derived from the historical financial statements of the DGI as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

      The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets as if it had occurred on June 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 gives effect to the sale of assets as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 gives effect to the sale of assets as if it had occurred on January 1, 2005.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and related notes of the DGI and its "Plan of Operation" contained in the DGI's Form 10-KSB/A filed on July 28, 2006. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of the DGI that would have been reported had the asset sale been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the asset sale.

Note 2. Pro forma adjustments

Pro forma adjustments are necessary to adjust amounts to reflect the sale of assets and the resultant use of proceeds.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A - to reflect loan of $200,000 from Dialog Marketing Services
B - to reflect interest at 8% on the loan (six months)
C - to reflect interest at 8% on the loan (annual)
D - to reflect the sale of certain assets to Dialog Marketing Services for $1,900,000 in cash
E - to reflect the use of proceeds to pay-off certain obligations identified by management to be paid off with the proceeds
F - to reflect the immediate recognition of prepaid expenses upon the sale of the operating assets and related discontinuance of operations
G - to reflect the removal of all operations related to the sale of the assets (six months)
H - to reflect the removal of all operations related to the sale of the assets (annual)

Control Persons and their Holdings

      On the record date, Peter V. DeCrescenzo, President, Chief Executive Officer, and a Director of the Company, controlled, directly or indirectly, 103,795 shares Class B-1 Preferred Stock, constituting about 40% of the outstanding Class B-1 Preferred Shares (about 34% of all Class B preferred shares as a group), 24 shares of the outstanding Class E Preferred Stock, constituting about 24 % of the outstanding Class E Shares, and 608,184 shares of Common Stock, constituting about 31 % of the outstanding Common Shares. In the aggregate, Mr. DeCrescenzo holds about 29.8% of the total voting shares. Mr. DeCrescenzo has informed the Company that he intends to vote his shares for the election of the entire slate of directors and in favor of all the other agenda items.

      In April 2005, Pearl Street Holdings plc, an English company controlled by Stephen Dean and Vince Nicholls lent Dialog Group $550,000 and purchased $555,000 of the Company's Convertible Notes from the Griffin Crossover Fund, LLC. These shares are convertible into 1,105,000 shares of common stock. Pearl could own, after conversion of all its notes, almost 35.8% of the Dialog Group common stock, representing about 33.0% of the total voting shares. At that time, Pearl, and its directors and officers, Stephen Dean and Vince Nichols, would be included in the control group of Dialog Group. Pearl has the right to elect a Pearl designee so long as Pearl Street Holdings owns or can obtain on exercise of instruments already owned at least twenty-five percent of the fully diluted common stock of Dialog Group. Pearl declined to designate a successor to John Hand, its original designee, for election at this meeting. Mr. Hand had served as a director from August 11, 2005 to February 9, 2006.

      On March 22, a group of five investors associated with Midtown Partners & Co. LLC purchased convertible debentures with an aggregate initial principal of $278,778. The debentures mature in 2008 and bear interest at the rate of 12% per annum; it is payable monthly in cash. The principal and any unpaid interest is convertible, at the holders election, into common stock at the rate of one share of common stock for each $1.00 or principal or interest converted.

      In addition, the investors received warrants to purchase a total of 83,933 for $1.00 per share. The warrants are exercisable immediately and expire on the tenth anniversary of their issue. In addition, they provide for cashless exercise.

      In connection with this transaction, the investment banking firm of Midtown Partners & Co. LLC received an investment banking fee of $ 27,778 plus a $2,000 non-accountable expense allowance. In addition, as additional compensation, the Company issued identical ten-year warrants to purchase 50,090 shares of common stock for $1.00 per share.

      If all the debentures and warrants were converted or exercised, the Midtown group would own a total of up to about 400,000 shares, about 29% of the then outstanding common shares and about 15% of all the voting shares. If all the convertible securities now outstanding were to be converted, the Midtown group would own about 9 percent of the equity securities. Thus, depending on the circumstances under which the debentures are converted and the warrants exercised, the Midtown group might join the present control group.

      On March 24, 2006 Peter DeCrescenzo, the company's president agreed that he would convert $100,000 of and past due 2005 and 2006 accrued salary and unpaid vacation pay and part of the Company's debt to him into convertible debentures on the same terms as the Midtown Partners investors. In addition, on the same day, Vincent DeCrescenzo, Sr. the company's executive vice president agreed that he would convert $100,000 of past due 2005 and 2006 accrued salary and unpaid vacation pay into convertible debentures on the same terms as the Midtown Partners investors. However, no compensation was paid with respect to these transactions. This transaction was consummated on May 1, 2006

Common Stock Ownership by Directors and Executive Officers

      The following table sets forth information, as of September 11, 2006, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors and nominees for Director of the Company and (b) the present directors and officers of the Company as a group. Peter DeCrescenzo and Vincent DeCrescenzo, Sr. are the Company's only executive officers. Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power. All numbers reflect the 100 into one consolidation of the Company's common stock effective September 18, 2006

       ------------------------------------------------------ ----------------------------- -------------------

               Name and Address of Beneficial Owner               Amount and Nature of       Percent of Class
                                                                Beneficial Ownership (1)           (1)
       ------------------------------------------------------ ----------------------------- -------------------
       Peter V. DeCrescenzo,
       President and a Director                                          1,219,702 (2)            23.1%
       257 Park Avenue South
       New York, NY 10010
       ------------------------------------------------------ ----------------------------- -------------------
       Vincent DeCrescenzo,
       Executive Vice-President and a Director                             375,335 (3)             7.1%
       257 Park Avenue South
       New York, NY 10010
       ------------------------------------------------------ ----------------------------- -------------------
       Adrian Stecyk, a Director
       17 State Street                                                      31,890 (4)             * %
       New York, New York 10021
       ------------------------------------------------------ ----------------------------- -------------------
       Richard P. Kundrat, a Director
       39 Flaming Arrow Road                                                25,118 (5)             * %
       Mahwah, New Jersey 07430
       ------------------------------------------------------ ----------------------------- -------------------

       All present officers and directors                                2,335,664 (6)            44.2 %
        as a group (8 persons)
       ------------------------------------------------------ ----------------------------- -------------------

                  * Less than one percent

(1) All numbers include, as of the record date, 122,343 shares issuable upon conversion of the Class B and B-1 Preferred Stock, 995,000 shares issuable upon conversion of the Class E Preferred Stock, 1,828,823 shares issuable upon conversion of convertible notes, and 353,215 shares issuable upon exercise of warrants or options but do not reflect approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 608,184 shares of Common Stock now held by Mr. DeCrescenzo personally and by retirement trusts for him and his spouse, 41,518 shares of Commons Stock issuable upon conversion of 103,795 shares Class B-1 Preferred, 240,000 issuable upon conversion of 24 shares of the Class E Preferred Stock, and 330,000 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(3) This includes 152,437 shares of Common Stock now held and 6,648 shares of Common Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 50,000 issuable upon conversion of 5 shares of the Class E Preferred Stock, and 166,250 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(4) Includes 2,390 shares of Common Stock and 29,500 shares issuable upon the exercise of convertible notes and stock options.

(5) Includes 22,118 shares of Common Stock and 3,000 shares issuable upon the exercise of stock options.

(6) This includes 1,018,863 shares of Common Stock now held and 59,406 shares of Common Stock issuable upon conversion of 148,515 shares Class B-1 Preferred, 465,000 shares issuable upon conversion of 47 shares of the Class E Preferred Stock, and 575,670 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.


Principal Holders of Common Stock.

The following table sets forth information, as of September 11, 2006, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock. All numbers reflect the 100 into one consolidation of the Company's common stock effective September 18, 2006

             ---------------------------------------------------- ------------------------------- -------------------

                    Name and Address of Beneficial Owner               Amount and Nature of        Percent of Class
                                                                     Beneficial Ownership (1)            (1)
             ---------------------------------------------------- ------------------------------- -------------------
             Peter V. DeCrescenzo
             257 Park Avenue South                                             1,219,702 (2)            23.1%
             New York, NY 10010
             ---------------------------------------------------- ------------------------------- -------------------
             Vincent DeCrescenzo
             257 Park Avenue South                                               375,335 (3)             7.1%
             New York, NY 10010
             ---------------------------------------------------- ------------------------------- -------------------
             Cede & Co. (4)
             55 Water Street                                                    216,614                 5.0 %
             New York, NY 10004
             ---------------------------------------------------- ------------------------------- -------------------
             Mercury Group plc
             f/k/a Cater Barnard PLC                                            137,080 (5)              3.1%
             6 Lloyds Avenue
             London EC3N 3AX
             England
             ---------------------------------------------------- ------------------------------- -------------------
             Peter Bordes
             62 White Street, Suite 3E                                          139,194 (6)              3.2%
             New York, NY 10013
             ---------------------------------------------------- ------------------------------- -------------------

(1) All numbers include, as of the record date, 122,343 shares issuable upon conversion of the Class B and B-1 Preferred Stock, 995,000 shares issuable upon conversion of the Class E Preferred Stock, 1,828,823 shares issuable upon conversion of convertible notes, and 353,215 shares issuable upon exercise of warrants or options but do not reflect approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 608,184 shares of Common Stock now held by Mr. DeCrescenzo personally and by retirement trusts for him and his spouse, 41,518 shares of Commons Stock issuable upon conversion of 103,795 shares Class B-1 Preferred, 240,000 issuable upon conversion of 24 shares of the Class E Preferred Stock, and 330,000 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(3) This includes 152,437 shares of Common Stock now held and 6,648 shares of Common Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 50,000 issuable upon conversion of 5 shares of the Class E Preferred Stock, and 166,250 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(4) Cede & Co, as the nominee of Depository Trust Company, is the record but not the beneficial owner of 216,614 shares of Common Stock.

(5) This includes 137,080 shares held of record, constituting 6.9% of the outstanding Common Stock.

(6) This includes 106,756 shares of Common Stock, constituting 5.4% of the issued and outstanding common, 349 shares of Commons Stock issuable upon conversion of 872 shares Class B-1 Preferred, and 32,000 shares issuable upon the exercise of warrants.

Agenda Item 2     Other Matters

      Management knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, the votes cast as directed by the Messrs. DeCrescenzo, Ms. Lanzendoen, and Mr. Siegel. These votes constitute more than a majority of the votes that may be cast by all class of stock as a group.

Expenses of Meeting

      The Company will bear the expenses in preparing, printing, and mailing the Information Statement to the stockholders. No proxies will be solicited by the Company's management in connection with this meeting. We are not asking you for a proxy and you are requested not to send us a proxy.

                                        By Order of the Board of Directors,

                                        Mark Alan Siegel
                                        Secretary of the Company

Dated: September 25, 2006